Exhibit 99.9
EXECUTION COPY
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (this “Agreement”) is effective as of May 12, 2011, by and among Ventas, Inc., a Delaware corporation (“Acquiror”), Ventas SL I, LLC (“Merger Sub A”), a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror, Ventas SL II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub O”), Ventas SL III, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub C”), Prometheus Senior Quarters LLC, a Delaware limited liability company (“Prometheus”), Lazard Senior Housing Partners LP, a Delaware limited partnership (“Senior Housing LP”), LSHP Coinvestment Partnership I LP, a Delaware limited partnership (“Coinvestment LP” and, together with Prometheus and Senior Housing LP, the “Stockholders”), Atria Senior Living Group, Inc., a Delaware corporation (“Existing Guarantor”), One Lantern Senior Living Inc, a Delaware corporation (“OLSL”), LSHP Coinvestment I Inc, a Delaware corporation (“Coinvestment Inc”), Ventas Senior Housing, LLC, a Delaware limited liability company (“Ventas SH”), Ventas AOC Operating Holdings, Inc., a Delaware corporation (the “TRS”) and ASL Operating Company, LLC, a Delaware limited liability company (“Management Holdco”).
RECITALS
WHEREAS, Acquiror, Merger Sub A, Merger Sub O, Merger Sub C, Prometheus (as successor by assignment to Atria Holdings LLC), Senior Housing LP, Coinvestment LP, Existing Guarantor, OLSL and Coinvestment Inc are parties to that certain Merger Agreement, dated as of October 21, 2010 (as amended, the “Merger Agreement”);
WHEREAS, concurrent with the closing of the mergers provided for in the Merger Agreement, the Stockholders have agreed to place certain shares of common stock of Acquiror (“Acquiror Shares”) into escrow with JP Morgan Chase Bank N.A., as escrow agent (“Escrow Agent”), to be held by Escrow Agent pursuant to the terms of a separate Escrow Agreement, dated the date of the Closing (the “Escrow Agreement”);
WHEREAS, pursuant to the Merger Agreement and contemporaneously with the consummation of the transactions under the Merger Agreement, Ventas SH, the TRS, Management Holdco and certain other parties are entering into a certain Master Agreement (the “Master Agreement”) dated as of the date hereof;
WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement, certain of the parties hereto or their affiliates are parties to (i) that certain Assignment and Assumption (“Assignment and Assumption”), dated as of the date hereof, by ARVIM, Inc., a California corporation (“ARVIM”), ARV Assisted Living, Inc., a Delaware corporation (“ARV”), Atria Lynnbrooke (Irvine), L.P., a Delaware limited partnership (“Atria Lynnbrooke”), Atria Meridian, LLC, a Delaware limited liability company (“Atria Meridian” and together with ARVIM, ARV and Atria Lynnbrooke, each, an “Existing Lessee” and, collectively, the “Existing Lessees”), as assignors, and Atria Lynnbrooke, Atria Meridian, Atria Northgate Park, LLC, a Delaware limited liability company (“Atria Northgate”), Atria Shorehaven, LLC, a

Delaware limited liability company (“Atria Shorehaven”), Atria Collier Park, LLC, a Delaware limited liability company (“Atria Collier”), and Atria Vista del Rio, LLC, a Delaware limited liability company (“Atria del Rio”, and together with Atria Lynnbrooke, Atria Meridian, Atria Northgate, Atria Shorehaven and Atria Collier, the “New Lessees”), as assignees, pursuant to which the Existing Lessees have assigned all of their right, title and interest, and the New Lessees have agreed, jointly and severally, to assume all of the obligations of the Existing Lessees, whether accruing prior to or subsequent to the date thereof, under that certain Amended and Restated Master Lease and Security Agreement (the “Lease”), dated as of July 28, 2006, between the Existing Lessees and HCP, Inc. (f/k/a Health Care Property Investors, Inc.), a Maryland corporation (“HCP”), Texas HCP Holding, L.P., a Delaware limited partnership (“Texas HCP”), and HCP Woodbridge, LLC, a Delaware limited liability company (“HCP Woodbridge,” and together with HCP and Texas HCP, as their interests may appear, “Lessor”), (ii) that certain Guaranty of Obligations (the “Guaranty”), dated as of the date hereof, by LFSRI II-CADIM Alternative Partnership L.P., a Delaware limited partnership, LF Strategic Realty Investors II L.P., a Delaware limited partnership and LFSRI II Alternative Partnership L.P., a Delaware limited partnership (LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership L.P., Prometheus, Senior Housing LP and Coinvestment LP, collectively, the “Replacement Guarantors”), as guarantors, for the benefit of Lessor, and (iii) that certain Consent and Lease Modification Agreement, dated as of May 9, 2011, by and among Lessor, ARV, ARVIM, Atria Lynnbrooke, Atria Meridian, Existing Guarantor, Atria Northgate, Atria Shorehaven, Atria Collier, Atria del Rio and the Replacement Guarantors (the “Consent Agreement”, and, collectively with the Guaranty and the “Transaction Documents” (as defined in the Guaranty), the “HCP Transaction Documents”); and
WHEREAS, in connection with the consummation of the transactions under the Merger Agreement, the parties desire to enter into this Agreement.
AGREEMENT
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
INDEMNIFICATION
Section 1.1 Indemnification. Following the Closing, Management Holdco and each of the Stockholders agree, jointly and severally, to indemnify and hold harmless Acquiror and its Affiliates (including, without limitation, the Existing Lessees and the Existing Guarantor, which shall become Affiliates of Acquiror upon consummation of the Mergers) and their respective directors, officers, employees, agents, successors and permitted assigns (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) from and against all Damages actually imposed upon or incurred or suffered by any such Indemnified Person pursuant to or in connection with any of the Retained Guaranty, the Lease or the HCP Transaction Documents or caused by any breach or violation of any thereof at any time prior to, at or subsequent to Closing. Indemnified Persons are intended third-party beneficiaries, but may only seek to enforce the provisions of this Section 1.1 through Acquiror and not directly.

Section 1.2 Limitations; Termination of Indemnification by Stockholders.
(a) The Stockholders agree that the Escrow Fund shall serve as security for the Stockholders’ indemnification obligations under Section 1.1 (as well as under the Merger Agreement). Acquiror, for itself and all other Indemnified Persons, confirms and agrees that (1) the sole and exclusive remedy of Acquiror and any other Indemnified Person against any Stockholder for any Damages incurred or alleged to have been incurred and for any other claim pursuant to this Agreement or in respect of any of the matters covered by the indemnification provided in Section 1.1 shall be recovery of actual Damages from the Escrow Fund in accordance with this Agreement and, to the extent applicable, the Merger Agreement, (2) in no case will any Stockholder have any personal liability pursuant to this Agreement (except to the extent of its interest in the Escrow Fund) and (3) at such time as all Shares (and cash, if any) held in the Escrow Fund in respect of obligations pursuant to this Agreement have either been applied toward payment in respect of Third Party Claims or returned or are required to be returned to the Stockholders as provided herein, the Stockholders automatically shall be released from any liability under this Agreement. Additionally, on the Survival End Date, if the Escrow Release Date (as defined below) has not yet occurred, the Escrow Agent shall retain, from Shares it otherwise would have been required to release and deliver to the Stockholders, a number of Shares equal to 37,500,000 divided by the Value Per Share or, if fewer shares then remain in the Escrow Fund, all of the Shares that otherwise would have been released to the Stockholders, it being understood that the Stockholders will not be required to contribute any additional Shares to the Escrow Fund. The parties further agree that at any time following the Survival End Date the Stockholders may, at their option, arrange for the sale of all or any portion of the Shares so retained in the Escrow Fund so long as (A) in connection with and immediately upon closing of any such sale, the Stockholders either deliver, or have directed the purchasers or the selling agent(s) in writing, in form and substance satisfactory to Acquiror, to deliver, cash (from proceeds of such sale or otherwise) equal to the product of the number of Shares sold multiplied by the Value Per Share and (B) if the sale is to an affiliate of the Stockholders, other than Lazard Capital Markets or another registered broker-dealer, the sale is a bona fide sale, on arm’s-length terms. The Acquiror agrees, and agrees to cause its Affiliates, to take such actions as are reasonably requested by the Stockholders, including providing joint instructions to the Escrow Agent, as necessary to cause the Shares proposed for sale to be released from the Escrow Fund and delivered to the purchasers free and clear of any lien or other encumbrance. The Shares (and any cash delivered in substitution therefor) to be held by the Escrow Agent from and after the Survival End Date pursuant to this Section 1.2(a) shall serve as security for the Stockholders’ indemnification obligations under this Agreement (the “New Escrow Fund”) in accordance with the applicable terms of this Agreement and the Escrow Agreement. The parties agree that any claim paid from the New Escrow Fund in satisfaction of the indemnification obligation in Section 1.1 will be satisfied first from cash in the New Escrow Fund, if and to the extent the New Escrow Fund includes cash, and thereafter from Shares valued at the Value Per Share. In addition, during the period that any Shares are held in the New Escrow Fund, all dividends and distributions made with respect to the Shares will be paid directly to the Stockholders, for allocation among them as they specify to Escrow Agent in writing, and will not be considered to be part of the Escrow Fund or the New Escrow Fund.

(b) The remainder of the New Escrow Fund shall be released to the Stockholders promptly after the close of business on the earlier of (i) November 12, 2015 and (ii) the Termination Date (such earlier date, the “Escrow Release Date”); provided, that, subject to Section 1.2(c), if, at the Escrow Release Date, any duly delivered notice of claim for indemnification hereunder (a “Notice of Claim”) remains outstanding (and has not rendered moot by the release described in the definition of “Termination Date” below), then the Escrow Agent shall retain a portion of the New Escrow Fund (the “Retained Amount”) with a value equal to the aggregate dollar amount of all outstanding claims then the subject of all Notices of Claim that have not been resolved (to be satisfied first with retention of cash and thereafter with retention of the requisite number of Shares, valued at the Value Per Share), and shall only transfer to Stockholders the portion of the New Escrow Fund, if any, with a value in excess of the Retained Amount. As used herein, the “Termination Date” means the business day following the date on which Existing Guarantor, ARV and ARVIM have been released in writing by Lessor from all liabilities and obligations pursuant to the Retained Guaranty and the Lease in form and substance acceptable to Acquiror acting reasonably. The parties confirm that on the Termination Date this Agreement and all of the obligations of the Stockholders and Management Holdco hereunder automatically will terminate and be of no further force or effect.
(c) The obligations of the Stockholders hereunder to indemnify the Acquiror and the other Indemnified Persons shall terminate at midnight on the Escrow Release Date; provided that the Stockholders’ obligations pursuant to Section 1.1 shall survive beyond that date with respect to any specific claim for indemnification hereunder as to which the Acquiror shall have delivered a written Notice of Claim setting forth the nature of the claim, in reasonable detail, before midnight on the Escrow Release Date and any such claim so made shall expire on the earlier of (i) the date on which the parties resolve the dispute between them and (ii) the ninetieth (90th) day following the receipt by Stockholders of a written notice unless the Acquiror shall have filed a legal action in a court of competent jurisdiction in respect of that claim on or prior to the expiry of such ninetieth (90th) day (in which case the claim for indemnification shall expire upon the final non-appealable resolution of that legal action).
(d) For certainty, the release of collateral, termination and other provisions of this Section 1.2 shall apply only to the obligations of the Stockholders and shall have no applicability whatsoever to the indemnification obligations of Management Holdco.
Section 1.3 Indemnification Procedures. The procedures for, provisions of and limitations upon indemnification set forth in Section 6(f) (excluding subdivision (iv) thereof) of the Merger Agreement shall apply to claims for indemnification pursuant to Section 1.1 as if Management Holdco and the Stockholders were the “Indemnifying Party” for purposes of such Section and except that:
(a) the terms of Section 6(e) of the Merger Agreement shall not pertain to any such claims;
(b) the Acquiror (directly or on behalf of any Indemnified Person) may participate in the defense of any Third-Party Claim at the Acquiror’s option and, if the Acquiror elects to so participate, (i) the Acquiror shall be entitled to employ one separate counsel of its choice to advise the Indemnified Persons in connection with the defense against the Third-Party Claim, and the Indemnifying Parties agree to be liable for the reasonable fees of such one separate counsel incurred by Acquiror in connection with the defense against such Third-Party Claim, and (ii) the Indemnifying Party shall consult with such Indemnified Person on any material decisions and developments in the conduct of the applicable litigation; and
(c) the Stockholders and Management Holdco shall not settle, compromise or discharge any Third-Party Claim without the Acquiror’s consent (which consent will not be unreasonably withheld, conditioned or delayed) unless the settlement satisfies the conditions described in clauses (A), (B) and (C) of Section 6(f)(iii) of the Merger Agreement, it being understood that so long as those conditions are satisfied the Indemnifying Parties will be entitled to settle and compromise any Third Party Claim on such terms as they deem appropriate.
Section 1.4 Exclusive Remedy; Other Limitations.
(a) The Acquiror confirms, for itself and all Indemnified Persons, that the indemnification provisions of this Agreement and, to the extent applicable (but without duplication), the Merger Agreement, are the sole and exclusive remedy available to Indemnified Persons against the Stockholders for any claims or Damages for which the Indemnified Persons are indemnified under Section 1.1, and waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action (other than with respect to fraud) that any such person or entity may have against any Stockholder arising out of the Lease, the Existing Guaranty or the Consent Agreement or the transactions contemplated therein, whether at law, in equity or otherwise.
(b) Any liability for indemnification pursuant to this Agreement shall be determined without duplication of recovery due to the facts (i) giving rise to such liability constituting a breach of one or more representations, warranties, covenants or other agreements or (ii) otherwise taken into account in determining any adjustment to consideration payable pursuant to the Merger Agreement, the Master Agreement and/or any Management Agreement (as defined in the Master Agreement), and no Indemnified Person shall be entitled to recovery hereunder in respect of any Damages if and to the extent that such Indemnified Person received credit or other compensation for such Damages in the adjustments, if any, made pursuant to the terms of the Merger Agreement, the Master Agreement and/or any Management Agreement.
(c) Acquiror shall, and shall cause the other Indemnified Persons to, take reasonable action to mitigate the damages that are the subject of any claim for indemnification hereunder. None of the Stockholders or Management Holdco shall have any liability pursuant to this Agreement for any punitive, consequential, special or indirect Damages, including business interruption, loss of future revenue, profits or income or loss of business reputation or opportunity, except to the extent such Damages are awarded against an Indemnified Person by a court of competent jurisdiction in respect of a Third-Party Claim.
Section 1.5 No Claim for Reimbursement. Each Stockholder and Management Holdco agrees that, except to the extent described in the proviso below (with respect to which the Stockholders and Management Holdco reserve all rights and claims), from and after Closing it will not be entitled to bring, it will not pursue, and it hereby waives and releases, any claim against Existing Guarantor, ARV, ARVIM or any of their respective

Affiliates (a “Released Claim”), (x) for reimbursement of any indemnification payments owing by any Stockholder or Management Holdco pursuant to this Agreement, despite the fact that Existing Guarantor, ARV and ARVIM were the parties to the Retained Guaranty and the Lease prior to the date hereof, or (y) otherwise arising pursuant to or in connection with the Lease, the Retained Guaranty or the HCP Transaction Documents; provided, that with respect to the release of claims made in this clause (y), (A) the Stockholders and Management Holdco do not release, and the foregoing shall not, and shall not be construed to, prevent, restrict or impair in any manner, any right or ability of any Stockholder or Management Holdco to assert any Released Claim or, for the avoidance of doubt, any other matter as a defense to any claim made by any Indemnified Person to the fullest extent permitted by law or in equity and (B) for the avoidance of doubt, none of the Stockholders or Management Holdco releases, and each specifically reserves, the right to enforce this Agreement (specifically including Section 1.8), the Merger Agreement and any of the other agreements entered into pursuant to or in connection with the Merger Agreement (other than the HCP Transaction Documents), in each case in accordance with its terms, and no such agreement shall be deemed to be entered “in connection with” the Lease, the Retained Guaranty or the HCP Transaction Documents for purposes of this Section 1.5.
Section 1.6 No Duplication. It is agreed and understood that, to the extent that any of the Stockholders or Management Holdco makes an indemnification payment owing hereunder, no Indemnified Person shall make or be entitled to make an indemnification claim pursuant to Section 6(a)(vi) of the Merger Agreement with respect to the facts specifically giving rise to such payment hereunder.
Section 1.7 Representations. Each of the Stockholders and Management Holdco hereby represents and warrants to Acquiror, the Existing Lessees and Existing Guarantor that: (i) the Consent Agreement (including without limitation the release set forth in Section 1(b) thereof) is in full force and effect, with all conditions to such effectiveness having been satisfied in full; (ii) each of the representations and warranties made by the Existing Lessees, Existing Guarantor, the New Lessees and the Replacement Guarantors in Paragraph 5 of the Consent Agreement is true and correct in all material respects; and (iii) the “Consent Effective Date” (as defined in the Consent Agreement) has occurred under the Consent Agreement. For certainty, the parties agree that none of the Stockholders or Management Holdco shall have any liability to Acquiror, the Existing Lessees or Existing Guarantor in respect of any breach of the representations and warranties in this Section 1.7 unless, and then only to the extent, that the breach has resulted in Damages for which they have provided indemnification pursuant to Section 1.1, that any claim in respect of such Damages will be subject to the provisions of Section 1.3 and that the obligations of the Stockholders in respect of any such Damages is limited as provided in Section 1.2.
Section 1.8 Covenant of Acquiror. Acquiror covenants and agrees for the benefit of the Stockholders and Management Holdco that none of Existing Guarantor, ARV, ARVIM or any entity directly or indirectly controlling or controlled by any of the foregoing (including without limitation Acquiror), or any agent or representative of any of the foregoing acting on such entity’s behalf, shall take any affirmative action relating to the Lease, the Existing Guaranty or the Transaction Documents that increases, and that Acquiror knows or reasonably should have known will increase, Management Holdco’s or the Stockholders’’ liability under

Section 1.1 (i.e., result in liability that exceeds the liability that otherwise would have been incurred by the Stockholders and/or Management Holdco if that affirmative action had not occurred), other than (x) actions specifically approved in advance by the Stockholders in writing, such approval not to be unreasonably withheld or delayed (it being agreed that it will be reasonable for the Stockholders to withhold consent if they determine in their judgment that the proposed action will, or reasonably could be expected to, result in any additional cost or expense to the Stockholders or Management Holdco under this Agreement or otherwise), (y) responses made to, or defenses asserted against, Lessor relating to the Lease, the Existing Guaranty or the Transaction Documents and made in response to, or failure to respond to, claims or assertions made by the Lessor against Existing Guarantor, ARV or ARVIM pursuant to the Lease, the Existing Guaranty or the Transaction Documents, which responses or defenses are made or asserted in compliance with the provisions of Section 1.3, or (z) as required by applicable law or stock exchange or other applicable regulations.
ARTICLE II
MISCELLANEOUS
Section 2.1 Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement.
Section 2.2 Assignment. Except as otherwise expressly set forth herein, this Agreement and the rights hereunder are not assignable or transferable except with the prior written consent of the Acquiror and the Stockholders, which consent may be withheld in such Party’s sole discretion. Any purported assignment made in violation of this Section 2.2 shall be null and void.
Section 2.3 Amendments and Waivers. No amendment hereto will be effective unless it is in writing and signed by Acquiror, each of the Stockholders and Management Holdco. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party against whom the waiver is to be effective. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, preclude any other or further exercise thereof or the exercise of any other right.
Section 2.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by telecopy or sent, postage prepaid, by United States registered, certified or express mail, or reputable overnight courier service and shall be deemed given, if delivered by hand, when so delivered, or if sent by telecopy, when received, or if sent by mail, three (3) Business Days after mailing (two (2) Business Days in the case of express mail), or if sent by overnight courier service, one (1) Business Day after delivery to such service, as follows:

(i)	if to Acquiror, to

Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(ii)	if to Merger Sub A, to

Ventas SL I, LLC
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(iii)	if to Merger Sub O, to

Ventas SL II, LLC
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(iv)	if to Merger Sub C, to

Ventas SL III, LLC
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(v)	if to Prometheus, to

Prometheus Senior Quarters LLC
c/o Lazard Frères Real Estate Investors L.L.C.
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
Attention: Matthew J. Lustig and General Counsel
Facsimile No.: (212) 332-5647 and (212) 332-1793

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Benjamin R. Weber
Facsimile No.: (212) 558-3588

(vi)	if to Senior Housing LP, to

Lazard Senior Housing Partners LP
c/o Lazard Real Estate Partners LLC
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
Attention: Matthew J. Lustig and General Counsel
Facsimile No.: (212) 332-5647 and (212) 332-1793

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Benjamin R. Weber
Facsimile No.: (212) 558-3588

(vii)	if to Coinvestment LP, to

LSHP Coinvestment Partnership I LP
c/o Lazard Real Estate Partners LLC
30 Rockefeller Plaza, 50th Floor
New York, New York 10020
Attention: Matthew J. Lustig and General Counsel
Facsimile No.: (212) 332-5647 and (212) 332-1793

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Benjamin R. Weber
Facsimile No.: (212) 558-3588

(viii)	if to Existing Guarantor, to

Ventas SL II, LLC
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(ix)	if to OLSL, to

c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(x)	if to Coinvestment Inc, to

c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(xi)	if to Management Holdco, to

c/o ASL Operating Company, Inc.
401 South 4th Street, Ste. 1900
Louisville, KY 40202-2547
Attention: General Counsel
Facsimile No.: (502) 779-4749

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Benjamin R. Weber
Facsimile No.: (212) 558-3588

(iv)	if to the TRS, to

Ventas AOC Operating Holdings, Inc.
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352

(iv)	if to Ventas SH, to

Ventas Senior Housing, LLC
c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, KY 40223
Attention: T. Richard Riney
Facsimile (502) 357-9029

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019
Attention: Robin Panovka
Facsimile No.: (212) 403-2352
Any party may change the address to which notices and other communications are to be delivered or sent to such party by giving the other parties notice in the manner herein set forth.
Section 2.5 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied or emailed signature pages), all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.
Section 2.6 Entire Agreement. This Agreement, the Merger Agreement and the Escrow Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

Section 2.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 2.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
Section 2.9 Waiver of Jury Trial. The parties hereto expressly waive the right to a trial by jury in any action or proceeding brought by or against any of them relating to this Agreement or the transactions contemplated herein.
Section 2.10 Exclusive Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York City, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect hereto.
Section 2.11 Remedies. Notwithstanding any provision herein to the contrary, any alleged breach by Acquiror or its Affiliates under Section 1.8 or the other provisions hereof may give rise to a claim thereunder, but shall not give rise to a set off right under Section 1.1 or excuse compliance by the Stockholders or Management Holdco with, or reduce the obligations of the Stockholders or Management Holdco under, Section 1.1.
[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VENTAS, INC., a Delaware corporation
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS SL I, LLC, a Delaware limited liability company
By:	Ventas, Inc.,
its Sole Member

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS SL II, LLC, a Delaware limited liability company
By:	Ventas, Inc.,
its Sole Member

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

[Indemnification Agreement]

VENTAS SL III, LLC, a Delaware limited liability company
By:	Ventas, Inc.,
its Sole Member

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS SENIOR HOUSING, LLC, a Delaware limited liability company
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

VENTAS AOC OPERATING HOLDINGS, INC., a Delaware corporation
By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel

[Indemnification Agreement]

PROMETHEUS SENIOR QUARTERS LLC, a Delaware limited liability company
By:	LF Strategic Realty Investors II L.P.,
LFSRI II Alternative Partnership L.P. and LFSRI
II-CADIM Alternative Partnership L.P., its Managing Members

By:	Lazard Frères Real Estate Investors L.L.C.,
their General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal

LAZARD SENIOR HOUSING PARTNERS LP, a Delaware limited partnership
By:	Lazard Senior Housing Partners GP LLC,
its General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

LSHP COINVESTMENT PARTNERSHIP I LP, a Delaware limited partnership
By:	LSHP Coinvestment I GP LLC,
its General Partner

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

[Indemnification Agreement]

ATRIA SENIOR LIVING GROUP, INC., a Delaware corporation
By:	/s/ John A. Moore
Name: John A. Moore
	Title:	Chief Executive Officer

ONE LANTERN SENIOR LIVING INC, a Delaware corporation
By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	President

LSHP COINVESTMENT I INC, a Delaware corporation
By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	President

ASL OPERATING COMPANY, LLC, a Delaware limited liability company
By:	/s/ John A. Moore
Name: John A. Moore
	Title:	Chief Executive Officer

[Indemnification Agreement]